                                                                    EXHIBIT 11.1



                           ENSEC INTERNATIONAL, INC.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                            YEARS ENDED DECEMBER 31,


                                                            1996                  1995
                                                       --------------        --------------
Loss from continuing operations                         $(6,881,840)          $(5,261,526)

Income from discontinued operations                              --             1,443,403
                                                       --------------        --------------

Loss applicable to common stock                         $(6,881,840)          $(3,817,923)
                                                       ==============        ==============

Weighted average shares outstanding                       4,045,908             3,500,000

Common stock equivalents(1)                                 177,500               404,896
                                                       --------------        --------------

Total weighted average common stock
   equivalents outstanding                                4,223,408             3,904,896
                                                       ==============        ==============

Earnings (loss) per common share:

   Continuing operations                                $     (1.63)          $     (1.35)

   Discontinued operations                                       --                   .37
                                                       --------------        --------------

Loss per common share                                   $     (1.63)          $      (.98)
                                                       ==============        ==============

(1) In accordance with SAB Topic 4(D), the weighted average common stock equivalents include options and warrants issued within one year of the Company's initial public offering with exercise prices below $6.00 per share for all periods presented as calculated under the treasury stock method.